EXHIBIT 23.3

                               [Letterhead of]
                           CRAVATH, SWAINE & MOORE

                              [NEW YORK OFFICE]

                                                            December 28, 2000

                      Consent of Cravath, Swaine & Moore




We hereby consent to the filing of our opinion as Exhibit 8.2 to the Registration Statement and to the use of our name under the captions "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" in the prior Registration Statement on Form S-4 (SEC File No. 333-30184) incorporated by reference into this Registration Statement.


                                        /s/ Cravath, Swaine & Moore
                                        ----------------------------------
                                        Cravath, Swaine & Moore